Exhibit 99.1

949 South Coast Drive, Third Floor

Costa Mesa, CA 92626

FOR IMMEDIATE RELEASE	Member FDIC
For more information contact	Equal Housing Lender
Nancy Gray, SEVP & CFO, 714-438-2500	Barbara Palermo, EVP & IR, 714-438-2500

Pacific Mercantile Bancorp Completes $11.2 Million Equity Financing, Satisfies Capital Requirement

of DFI Order, and Enters into Agreements to Raise an Additional $27.3 Million of Equity

COSTA MESA, Calif. — August 26, 2011 — (Globenewswire) — Pacific Mercantile Bancorp (NASDAQ: PMBC) announced today that, on August 26, 2011, it completed a private placement in which it sold 112,000 shares of a newly created Series B Convertible 8.4% Preferred Stock (the “Series B Shares”), at a price of $100 per Share in cash, generating gross proceeds to the Company of $11.2 million. The Company will be contributing the net proceeds from the sale of the Series B Shares to its wholly-owned banking subsidiary, Pacific Mercantile Bank (the “Bank”), to increase the ratio of the Bank’s adjusted tangible shareholders’ equity to its tangible assets above 9%, thereby enabling the Bank to satisfy the capital requirement under a previously reported regulatory order issued in 2010 by the California Department of Financial Institutions (the “DFI Order”).

The Series B Shares were sold to three institutional investors: SBAV LP, an affiliate of the Clinton Group (the “Clinton Group”), Carpenter Community BancFund LP and Carpenter Community BancFund-A LP (collectively, the “Carpenter Funds”). The Series B Shares are convertible, at the option of the investors, into shares of common stock of the Company at a conversion price of $5.32 per common share, which is above the Company’s June 30, 2011 book value of $5.31 per share and represents a premium of approximately 39% over the closing price of the Company’s common stock on August 25, 2011.

Concurrently with the sale of the Series B Shares, the Company entered into definitive agreements to raise an additional $27.3 million of capital consisting of: (i) the sale of $11.8 million of additional Series B Shares to the same three investors (the “Additional Series B Shares”), also at a price of $100 in cash per share; and (ii) the sale of $15.5 million of common stock (the “Common Shares”) to the Carpenter Funds at a price equal to the book value of the Company’s common stock at the end of the quarter immediately preceding the close of the sale of the Common Shares, or $5.31 per share, whichever is the greater. Additionally, the Company will be issuing warrants that, subject to certain conditions, will entitle the Clinton Group and the Carpenter Funds to purchase up to 399,436 and 408,834 shares of common stock, respectively, at a price of $6.38 per share. Upon the consummation of the sales of the Additional Series B Shares and the Common Shares, the Carpenter Funds will own approximately 29% of the Company’s voting securities and will be the Company’s largest shareholder. Consummation of the sales of the Additional Series B Shares and the Common Shares pursuant to these Agreements is subject to a number of conditions including, but not limited to, the receipt of required regulatory approvals. In addition, the sale of the Common Shares will require the prior approval of the Company’s shareholders. Under the Agreements, all conditions must be satisfied and all approvals must be obtained for the investors to purchase either the Additional Series B Shares or the Common Shares.

Keefe, Bruyette & Woods acted as the sole placement agent and financial advisor to the Company with respect to this equity financing.

Raymond Dellerba, CEO and President of Pacific Mercantile Bancorp, stated, “I am delighted to announce that the Bank has now satisfied the capital requirement set forth in the DFI Order. Today’s sale of the Series B Shares,

(more)

PMBC Press Release

August 26, 2011

accomplished under highly favorable terms to all of our shareholders, also strengthens the Bank’s ability to execute on its 2011 business plan. Moreover, the sales of the Additional Series B Shares and the Common Shares, once completed, will further strengthen the Company and the Bank, and should, therefore, enhance our competitive positions in the Southern California marketplace.”

Description of the Series B Shares. In addition to their right to convert their Series B Shares into common stock at a conversion price of $5.32 per share, the holders of the Series B Shares will be entitled to vote, on an as converted basis, with the common shareholders on all matters on which they are entitled to vote, including the election of directors. Dividends on the Series B Shares are payable in cash at a rate of 8.4% per annum if, as and when declared by the Board of Directors. If, however, due to legal or regulatory restrictions, the Company is unable to pay cash dividends on the Series B Shares on any semi-annual dividend payment date, then the Company will be required to pay the dividends in shares of a new series of preferred stock, designated as the Company’s Series C 8.4% Preferred Stock (the “Series C Shares”), which will have the same dividend rights and preferences as the Series B Shares, except that the Series C Shares will not be convertible into common stock by the Carpenter Funds or the Clinton Group; and they will not be entitled to vote the Series C Shares on matters on which the common shareholders are entitled to vote.

In connection with the sale of the initial $11.2 million of Series B Shares, the Company entered into an agreement which: (i) entitles the Clinton Group to appoint a representative to the Boards of Directors of the Company and the Bank, and (ii) grants to the Carpenter Funds and the Clinton Group the right to purchase (subject to certain exceptions) a pro rata portion of any additional equity securities the Company sells during the next three years in order to enable the investors to maintain their percentage ownership interests in the Company. Upon the closing of the sales of the Additional Series B Shares and Common Shares, the Carpenter Funds will become entitled to appoint three directors to the Boards of both the Company and the Bank.

Continuing, Dellerba said, “I am excited that representatives of the Carpenter Funds and the Clinton Group will be joining our Board of Directors, and believe that their expertise and capable guidance will prove to be invaluable assets to the Company and the Bank and materially contribute to our future success.”

In order to enable Dellerba to devote more of his time as the Company’s CEO to the implementation of Company-wide strategic initiatives, following the completion of the sales of the Additional Series B Shares and Common Shares, a search will commence for a new Bank CEO, who will be responsible for the day-to-day operations of the Bank. The appointment of a new Bank CEO will be subject to the receipt of any then required regulatory approvals or clearances. At the time of that appointment, Dellerba will become the Vice Chairman of the Bank and in that capacity will continue to be involved in the oversight of its operations. He will also continue in his current role as CEO of the Company. The individual selected to become the new Bank CEO must also be reasonably acceptable to the Carpenter Funds.

The foregoing summaries of the agreements entered into by the Company with the investors and the rights, privileges and preferences of the Series B and Series C Shares are not intended to be complete and are qualified by reference to those agreements and the Certificates of Determination of the Rights, Preferences, Privileges and Restrictions of the Series B Shares and Series C Shares, copies of which are being filed by the Company with the Securities and Exchange Commission.

This News Release is neither an offer to sell nor the solicitation of an offer to buy any securities.

About Pacific Mercantile Bancorp

Headquartered in Costa Mesa, California, Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank. The Bank is an FDIC insured, California state-chartered commercial bank and a member of the Federal Reserve System. The Bank provides a wide range of commercial banking services to businesses, business professionals and individual clients through its combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services. The Bank operates a total of seven financial centers in Southern California and offers comprehensive banking service, over its Internet Bank, which can be accessed 24/7 worldwide at www.pmbank.com.

(more)

PMBC Press Release

August 26, 2011

Forward-Looking Statements

This news release contains statements regarding our expectations, beliefs, intentions and views about our future financial performance and our business and trends and expectations regarding the markets in which we operate. Those statements, which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. Due to a number of risks and uncertainties to which our business and our markets are subject, our actual financial performance in the future and the future performance of our markets (which can affect both our financial performance and the market prices of our shares) may differ, possibly significantly, from our expectations as set forth in the forward-looking statements contained in this news release.

These risks and uncertainties include, but are not limited to, the following: The risk that the economic recovery will continue to be weak and sluggish, as a result of which we could incur additional credit losses that would adversely affect our results of operations and cause us to incur losses during the remainder of 2011; uncertainties and risks with respect to the effects that our compliance with the Federal Reserve Bank regulatory agreement (the “FRB Agreement”) and the DFI Order will have on our business and results of operations, including the risk that sales of equity securities by us to raise additional capital could be dilutive of our existing shareholders and the risk of potential future supervisory action against us or the Bank if we are unable to meet the requirements of the FRB Agreement or the DFI Order; the risk that due to legal and regulatory restrictions, we will not be able to pay cash dividends on the Series B Shares, in which case we would be required to issue Series C Shares in lieu of cash dividends that would be dilutive of our common stockholders; the risks that continued weakness in the economy and the possibility that the Federal Reserve Board will keep interest rates low in an effort to stimulate the economic recovery, will reduce our net interest income and net interest margins and, therefore, adversely affect our operating results; the prospect that government regulation of banking and other financial services organizations will increase generally and more particularly as a result of the implementation of the recently enacted Dodd-Frank Consumer Protection and Financial Reform Act, which could increase our costs of doing business and restrict our ability to take advantage of business and growth opportunities; and the risk that our re-entry in the wholesale mortgage banking business may cause us to incur additional operating expenses and may not prove to be profitable or may even cause us to incur losses.

Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2010, which we filed with the Securities and Exchange Commission on April 1, 2011. Due to those risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about our future financial performance based solely on our historical financial performance. We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

(End)